                     AMENDMENT NO 2 DATED OCTOBER 1, 2014
               TO THE PARTICIPATION AGREEMENT DATED MAY 1, 2005

   THIS AMENDMENT, dated as of October 1, 2014, by and among MetLife Insurance Company of Connecticut ("MetLife of CT"), on behalf of itself and certain of its segregated asset accounts listed on Schedule A to the Agreement (defined herein), The Universal Institutional Funds, Inc. (the "Fund"), Morgan Stanley Distribution, Inc. (the "Underwriter") and Morgan Stanley Investment Management, Inc. (the "Adviser"), hereby amends the Participation Agreement, dated as of May 1, 2005, as amended, by and among MetLife of CT, the Fund, the Underwriter and the Adviser (the "Agreement"). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Agreement.

   WHEREAS, following the close of business on Friday, November 14, 2014, MetLife Investors USA Insurance Company ("MLI USA") will be merging into MetLife of CT and MetLife of CT will be changing its name to MetLife Insurance Company USA and changing its state of domicile from Connecticut to Delaware.

   WHEREAS, MLI USA is currently party to a Participation Agreement, dated as of November 1, 2005, by and among MLI USA, the Underwriter and the Advisor (the "MLI USA Participation Agreement");

   WHEREAS, MetLife Investors USA Separate Account A ("Separate Account A"), the separate account through which the Investment Portfolio Architect product will be issued, will become a separate account of MetLife of CT;

   WHEREAS, the parties would like to amend the Agreement, effective as of November 17, 2014, to reflect the new name of MetLife of CT and update the contact information;

   WHEREAS, the parties would like to amend Schedule A to the Agreement, effective as of November 17, 2014, to include Separate Account A and Investment Portfolio Architect and to update other separate account names;

   WHEREAS, the parties would like to amend Schedule B to the Agreement to update the list of Portfolios available under the Agreement;

   NOW THEREFORE, in consideration of the foregoing and of the mutual covenants and conditions set forth herein and for other good and valuable consideration, each of the parties amends the Agreement, effective as of November 17, 2014, as follow:

   1. The defined term "Company" in the Agreement shall be thereafter deemed to refer to MetLife Insurance Company USA, a Delaware corporation, on its own behalf and on behalf of each of the separate accounts of MetLife Insurance Company USA set forth on Schedule A to the Agreement.

   2. Article XI of the Agreement ("Notices") shall be deleted and replaced with the following:

                              ARTICLE XI. NOTICES

          Any notice shall be sufficiently given when sent by registered or certified mail, or overnight courier that provides evidence of receipt, or facsimile or email transmission if confirmed by a telephone call by 3:00 p.m. (receiving party's time) at the address of the other party set forth below or at such other address as such party may from time to time specify in writing to the other party.

          If to the Fund, the Distributor or the Adviser:

              Morgan Stanley Distribution, Inc.
              522 Fifth Avenue, 8th Floor
              New York, NY 10036
              Attn.: Tara Farrelly, Global Distribution/Legal

          If to the Company:

              MetLife
              One Financial Center, 20th Floor
              Boston, MA 02111
              Attn: Law Department

    3. Schedule A of the Agreement shall be deleted, in its entirety, and replaced with new Schedule A attached hereto.

    4. Schedule B of the Agreement shall be deleted, in its entirety, and replaced with new Schedule B attached hereto.

Except as expressly supplemented, amended or consented to hereby, all of the representations and conditions of the Agreement will remain unchanged and will continue to be in full force and effect.

The Agreement, as amended (including the new Schedules attached to this Amendment) constitutes the entire understanding and agreement among the parties as to the subject matter hereof and supersedes any and all agreements, representations and warranties, whether written or oral, regarding such subject matter made prior to the date on which this Agreement has been executed and delivered by the parties. In particular, the Agreement, as amended herein, hereby terminates and replaces, in its entirety, the MLI USA Participation Agreement, effective as of November 17, 2014.

                           [SIGNATURE PAGE FOLLOWS]

   IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers signing below.

METLIFE INSURANCE COMPANY OF CONNECTICUT
(on behalf of the Accounts and itself)

By:    /s/ Karen A. Johnson
       -----------------------------------------
Name:  Karen A. Johnson
Title: Vice President
Date:  10/8/14

THE UNIVERSAL INSTITUTIONAL FUNDS, INC.

By:    /s/ John H. Gernon
       -----------------------------------------
Name:  John H. Gernon
Title: President and Principal Executive Officer
Date:  10/15/14

MORGAN STANLEY DISTRIBUTION, INC.

By:    /s/ Michael Fitzgerald
       -----------------------------------------
Name:  Michael Fitzgerald
Title: Managing Director
Date:  10/22/14

MORGAN STANLEY INVESTMENT MANAGEMENT, INC.

By:    /s/ Michael Fitzgerald
       -----------------------------------------
Name:  Michael Fitzgerald
Title: Managing Director
Date:  10/22/14

                                  SCHEDULE A

                  SEPARATE ACCOUNTS AND ASSOCIATED CONTRACTS

                  NAME OF SEPARATE ACCOUNT AND                             FORM NUMBER AND NAME OF
             DATE ESTABLISHED BY BOARD OF DIRECTORS                   CONTRACT FUNDED BY SEPARATE ACCOUNT
------------------------------------------------------------------ ------------------------------------------
                                                          DATED
               REGISTERED ACCOUNT(S)                   ESTABLISHED          REGISTERED CONTRACT(S)
-----------------------------------------------------  ----------- ------------------------------------------
MetLife Investors USA Separate Account A                05/29/80   Investment Portfolio Architect: 8010

MetLife of CT Fund UL III for Variable Life Insurance   01/15/99   COLI: L-15311
                                                                   COLI 2000
                                                                   COLI III
                                                                   COLI IV
                                                                   Corporate Select: L-15491

MetLife of CT Separate Account Eleven for Variable      11/14/02   Premier Advisers
Annuities                                                          Premier Advisers (Class II)
                                                                   Premier Advisers II
                                                                   Premier Advisers III
                                                                   Premier Advisers III (Series II): L-14529
                                                                   (Non-Qualified), L-14539 (Qualified)
                                                                   Premier Advisers AssetManager: L-14539
                                                                   Premier Advisers L: L-22386
                                                                   Premier Advisers L (Series II): L-22386

                                                          DATED
       UNREGISTERED ACCOUNT(S)                         ESTABLISHED         UNREGISTERED CONTRACT(S)
--------------------------------------                 ----------- ------------------------------------------
MetLife of CT Separate Account CPPVUL1                  09/01/02   COLI PPVUL: L-17755

                                  SCHEDULE B

             PORTFOLIOS OF THE UNIVERSAL INSTITUTIONAL FUNDS, INC.
                        AVAILABLE UNDER THIS AGREEMENT
                        ------------------------------

                                CLASS I SHARES
                                --------------
               Emerging Markets Debt Portfolio - Class I Shares
              Emerging Markets Equity Portfolio - Class I Shares
                       Growth Portfolio - Class I Shares

                                CLASS II SHARES
                                ---------------
               Global Infrastructure Portfolio - Class II Shares